UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☒ Filed by the Registrant                          ☐    Filed by a Party other than the Registrant

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

RECRO PHARMA, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
	(3)	(set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

490 Lapp Road

Malvern, PA 19355

2019 ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 9, 2019

March 21, 2019

Dear Shareholder:

We are pleased to invite you to attend Recro Pharma, Inc.’s 2019 Annual Meeting of Shareholders, or Annual Meeting, which will be held at 9:00 a.m., Eastern Time, on Thursday, May 9, 2019, at the offices of Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn PA 19312.

Throughout 2018, our Board has worked together with management and in consultation with its outside advisors to provide oversight of corporate strategy, business objectives and potential risks facing Recro Pharma, Inc., or the Company.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of 2019 Annual Meeting of Shareholders, or Notice, and 2019 Annual Meeting Proxy Statement, or Proxy Statement. Other than the proposals described in the Proxy Statement, the Board of Directors, or Board, is not aware of any other matters to be presented for a vote at the Annual Meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of 2019 Annual Meeting of Shareholders and Proxy Statement.

If you have any questions with respect to voting, please call our Chief Financial Officer, Ryan D. Lake, at (484) 395-2436.

Sincerely,

Wayne Weisman	Gerri Henwood
Chairman of the Board	Director, President and Chief Executive Officer

THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE

FIRST BEING MADE AVAILABLE ON OR ABOUT MARCH 21, 2019.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

You are invited to attend Recro Pharma, Inc.’s 2019 Annual Meeting of Shareholders. At the Annual Meeting, shareholders will vote:

•	to elect the three director nominees that are set forth in the attached Proxy Statement to serve as Class II directors, whose term will expire in 2022; and

•	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year.

Shareholders also will transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

MEETING INFORMATION:

Date:	May 9, 2019

Time:	9:00 a.m.

Location:	Pepper Hamilton LLP 400 Berwyn Park 899 Cassatt Road Berwyn PA 19312

Record Date:	You can vote if you were a shareholder of record on March 15, 2019.

Your vote matters. Whether or not you plan to attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

Michael Celano Corporate Secretary March 21, 2019

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. This proxy statement and the proxy card are being furnished to our shareholders on or about March 21, 2019. This proxy statement and our 2018 Annual Report are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2018 Annual Report, including the financial statements, please send your request to Chief Financial Officer, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.

SUMMARY INFORMATION

To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our 2018 Annual Report in full.

PROXY SUMMARY

Summary of Shareholder Voting Matters

Proposal	For More Information	Board of Directors Recommendation

Item 1: Election of Class II Directors for a Three-Year Term Expiring in 2022	Page 27	✓ FOR Each Nominee

Gerri Henwood Karen Flynn Bryan M. Reasons
Item 2: Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2019	Page 27	✓ FOR

Our Director Nominees

You are being asked to vote on the election of Gerri Henwood, Karen Flynn and Bryan M. Reasons as Class II directors, each to serve for a three-year term expiring at our 2022 Annual Meeting of Shareholders. The number of members of our Board is currently set at eight members and is divided into three classes, each of which has a three-year term. Class I has two directors and Classes II and III each consist of three directors.

The term of office of our Class II directors expires at the Annual Meeting. We are nominating Gerri Henwood, Karen Flynn and Bryan M. Reasons for re-election at the Annual Meeting to serve until the 2022 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes cast by our shareholders at the Annual Meeting. The three nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Ms. Henwood, Ms. Flynn and Mr. Reasons. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | i

SUMMARY INFORMATION (continued)

					Committee Memberships
Name	Age	Director Since	Occupation	Independent	AC	CC	NCGC	Other Current Public Company Boards
Gerri Henwood	66	2008	President and Chief Executive Officer of Recro Pharma, Inc.	No				Tetraphase Pharmaceuticals, Inc.
Karen Flynn	56	2015	Senior Vice President and Chief Commercial Officer of West Pharmaceutical Services, Inc.	Yes	M	C		None
Bryan M. Reasons	51	2017	Chief Financial Officer of Mallinckrodt plc	Yes	C			Aclaris Therapeutics, Inc.

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

CORPORATE GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Item
Size of Board (set by the Board)	8
Number of Independent Directors	7
Independent Chairman of the Board	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diversity of Board background, experience and skills	Yes

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | ii

SUMMARY INFORMATION (continued)

Recent Corporate Highlights

•

In February 2019 we entered into an amended and expanded $125 million credit facility with investment funds managed by Athyrium Capital Management, LP, a leading healthcare-focused investment firm. The amended credit facility will provide us with increased financial flexibility and support our plans to commercialize our lead drug candidate, intravenous, or IV, meloxicam, which is currently under review by the U.S. Food and Drug Administration, or FDA.

•

In February 2019, we entered into a new manufacturing and supply agreement with Novartis Pharma AG, or Novartis, pursuant to which we will continue to be the exclusive supplier to Novartis of Ritalin LA and Focalin XR capsules through 2023.

•	Our contract development manufacturing business, or CDMO, generated record annual revenues of $77.8 million in 2018.

•

In December 2018, we announced that we amended our IV meloxicam license agreement with Alkermes Pharma Ireland Limited, which reduced our 2019 cash requirements by $30 million and extended the milestone payments associated with FDA approval of IV meloxicam over seven years.

•	In October 2018, we announced that the FDA set a date for decision on our resubmitted New Drug Application, or NDA, for IV meloxicam under the Prescription Drug User Fee Act, of March 24, 2019.

•

In October 2018, we also announced the expansion of our CDMO service capabilities through the opening of a 24,000 square-foot Good Manufacturing Practice, or GMP, development and high potency product services facility in Gainesville, GA. This new site, which is near our existing 97,000 square-foot, DEA-licensed CDMO facility, houses an expanded development space focused on creating unique oral dosage forms, solving formulation, process and analytical issues, as well as providing additional capacity for clinical trial supply manufacturing and related services. In addition, the new facility has specialized space dedicated to the development and GMP manufacturing of high potency products.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | iii

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | iv

TABLE OF CONTENTS (continued)

PROXY STATEMENT

This Proxy Statement, with the enclosed proxy card, is being furnished to shareholders of Recro Pharma, Inc. in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held on Thursday, May 9, 2019, at 9:00 a.m., Eastern Time, at the offices of Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn PA 19312.

This proxy statement and the enclosed proxy card are first being furnished to our shareholders on or about March 21, 2019. The Notice of Internet Availability of Proxy Materials being mailed to the shareholders is not part of the proxy statement.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | v

GENERAL INFORMATION ABOUT THE MEETING

PROXY SOLICITATION

Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This proxy statement contains information on these matters to assist you in voting your shares.

This proxy statement and the proxy card are being furnished to our shareholders on or about March 21, 2019. This proxy statement and our 2018 Annual Report are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2018 Annual Report, including the financial statements, please send your request to Chief Financial Officer, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.

SHAREHOLDERS ENTITLED TO VOTE

All shareholders of record of our common stock at the close of business on March 15, 2019, or the Record Date, are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, 21,990,735 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

VOTING METHODS

You may vote at the Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card.	Using the Internet at www.proxyvote.com.	Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903.

HOW YOUR SHARES WILL BE VOTED

In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:

•

Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on May 8, 2019.

•	Sign a new proxy card and submit it by mail, which must be received no later than May 8, 2019. Only your latest dated proxy card will be counted.

•	Attend the Annual Meeting and vote in person as instructed above. Attending the Annual Meeting will not by itself revoke a previously granted proxy.

•	Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 1

GENERAL INFORMATION ABOUT THE MEETING (continued)

If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting. The deadline for voting by telephone or Internet is 11:59 PM Eastern Time on May 8, 2019. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.

A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Item 1: Election of Class II Directors for a Three-Year Term Expiring in 2022	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Item 2: Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2019	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes

QUORUM

We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the meeting either in person or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered shareholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairman of the meeting may adjourn the meeting to another date.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 2

GENERAL INFORMATION ABOUT THE MEETING (continued)

PROXY SOLICITATION COSTS

We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged Okapi Partners LLC to assist with the solicitation of proxies for an estimated fee of $20,000, plus any additional expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 3

BOARD OF DIRECTORS

Our Board has nominated Gerri Henwood, Karen Flynn and Bryan M. Reasons for re-election as Class II directors at our Annual Meeting to hold office until our 2022 Annual Meeting of Shareholders.

Our Board is our company’s ultimate decision-making body, except with respect to those matters reserved to the shareholders. Our board selects the members of our senior management team, who in turn are responsible for the day-to-day operations of our company. Our Board acts as an advisor and counselor to senior management and oversees its performance.

Our Board consists of directors divided into three classes, with each class holding office for a three-year term. Gerri Henwood, Karen Flynn and Bryan M. Reasons, current Class II directors, have been nominated by our Board for election at the Annual Meeting for three-year terms that will expire at the 2022 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee, or the Governance Committee, of our Board will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

BOARD STRUCTURE AND COMPOSITION

The Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. This Committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning.

Our Third Amended and Restated Bylaws, or Bylaws, provide that the number of members of our Board shall be fixed by the Board from time to time. Our Board is currently fixed at eight members. Our Board is divided into three classes with staggered three-year terms. The Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members.

CRITERIA FOR BOARD MEMBERSHIP

The Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:

General Criteria

• ability to contribute to the Board’s range of talent, skill and experience to provide sound and prudent guidance with respect to the Company’s strategy and operations, including, but not limited to:

• experience at senior levels in public companies,

• technology and financial expertise, and

•  experience in leadership roles in the life sciences, healthcare or public health fields, including experience in the areas of development and commercialization of drug products, particularly in the therapeutic areas served by our products and product candidates, and pharmaceutical manufacturing and quality control, including oversight and expansion of contract manufacturing and development operations;

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 4

BOARD OF DIRECTORS (continued)

• personal integrity and ethical character, commitment and independence of thought and judgment;

• capability to fairly and equally represent our shareholders;

•   confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in the Board’s decision-making process and make difficult decisions in the best interest of the Company;

• willingness and ability to devote sufficient time, energy and attention to the affairs of the Company and the Board; and

• lack of actual and potential conflicts of interest.

The Governance Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent directors that are important to our current and future business needs, including, among others, the combined mix of experience in the following areas:

Director Skills Criteria
Business Leadership & Operations	International Business

Medicine & Science	Risk Management

Life Sciences, Healthcare & Public Health	Government, Regulatory & Public Policy

Pharmaceutical Product Reimbursement	Pharmaceutical Manufacturing & Supply

Pharmaceutical Marketing & Sales	Technology

Financing & Accounting

SELECTION OF CANDIDATES

Director Skill Set Considerations; Use of Matrix

In recruiting and selecting Board candidates, the Governance Committee takes into account the size of the Board and considers a skills matrix. This skills matrix helps the committee determine whether a particular Board member or candidate possesses one or more of the skill sets, as well as whether those skills and/or other attributes qualify him or her for service on a particular committee. The Governance Committee also considers a wide range of additional factors, including each director’s and candidate’s projected retirement date, to assist in Board succession planning; other positions the director or candidate holds, including other boards of directors on which he or she serves; and the independence of each director and candidate, to ensure that a substantial majority of the Board is independent. While the company does not have a formal policy on Board diversity, the Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.

BOARD REFRESHMENT

On an ongoing basis, the Governance Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, search firms, shareholders and others (including individuals seeking to join the Board). Shareholders who wish to recommend candidates may contact the Governance Committee in the manner described in “Shareholder

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 5

BOARD OF DIRECTORS (continued)

Communications to the Board.” Shareholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Shareholder Proposals for Next Year’s Annual Meeting.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Governance Committee in the same manner as the Governance Committee’s nominees.

In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led the Board to conclude that the director nominee or continuing director should serve on our Board at this time.

DIRECTOR NOMINEES

CLASS II DIRECTORS— PRESENT TERMS EXPIRING AT THE ANNUAL MEETING AND PROPOSED TERMS TO EXPIRE IN 2022

Karen Flynn
Age: 56	Committee Memberships: Audit; Compensation (Chair)
Director Since: 2015	Other Public Directorships: None

Karen Flynn has been a member of our Board since 2015. Ms. Flynn has served as Senior Vice President and Chief Commercial Officer of West Pharmaceutical Services, Inc., or West, a manufacturer of packaging components and delivery systems for healthcare products, since January 2016. Prior to that, Ms. Flynn served as President of the Pharmaceutical Packaging Systems of West from October 2014 to January 2016. Prior to her appointment as President of the Pharmaceutical Packaging Systems, Ms. Flynn served as President, Americas Region, Pharmaceutical Packaging Systems at West, where she was responsible for the Americas regional business segment, including both the manufacturing and commercial aspects of the business. From 2000 to 2008, Ms. Flynn worked in the Sales Management department of Catalent, Inc. (formerly known as a division of Cardinal Health), a drug development, delivery and supply partner for drugs, biologics and consumer health products, where she ultimately served as Vice President, Global Accounts. Prior to joining Catalent, Ms. Flynn spent 15 years at West, in roles spanning Quality, R&D, Technical Services and Sales. She is a member of the Healthcare Businesswomen’s Association and the Forum of Executive Women, and she serves on the Chester County Economic Development Council. Ms. Flynn holds a B.S. in Pre-Professional Studies (Pre-Med) from The University of Notre Dame, an M.S. in Business Administration from Boston University and an M.S. in Engineering from The University of Pennsylvania.

Skills & Qualifications: Ms. Flynn’s extensive experience in the pharmaceutical industry, including her experience in senior leadership positions working at and with large pharmaceutical companies, as well as her insight into the manufacture of pharmaceutical products, contributed to our Board’s conclusion that she should serve as a director of our Company.

Gerri Henwood
Age: 66	Committee Memberships: None
Director Since: 2008	Other Public Directorships: Tetraphase Pharmaceuticals, Inc.

Gerri Henwood has served as our President and Chief Executive Officer and a member of our Board since our inception in 2008. From 2006 to 2013, Ms. Henwood served as the President of Malvern Consulting Group, or MCG, a pharmaceutical incubator and consulting firm. From 1999 to 2006, Ms. Henwood was the President and Chief Executive Officer of Auxilium Pharmaceuticals, Inc., or Auxilium, a biopharmaceutical company she founded in late 1999. From 1985 to 1999, Ms. Henwood was the founder and Chief Executive Officer of IBAH,

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 6

BOARD OF DIRECTORS (continued)

Inc., or IBAH, a contract research organization. Ms. Henwood began her career with Smith Kline & French, now part of GlaxoSmithKline plc. She rose through the ranks to be a Brand Manager, then the head of Regulatory and Medical Affairs for the U.S. business and then to the position of Group Director—Marketing in the International Pharmaceutical Division. Ms. Henwood currently serves on the board of directors of Tetraphase Pharmaceuticals, Inc., a clinical stage biopharmaceutical company, a position she has held since May 2015, and she previously served on the board of directors of Alkermes, Inc. and its successor company, Alkermes, plc, a global biopharmaceutical company, from 2003 until March 2015, and on the board of directors of MAP Pharmaceuticals, Inc., a biopharmaceuticals company, from 2004 until its acquisition by Allergan, Inc. in March 2013. Ms. Henwood also serves on the compensation committee of the board of directors of Tetraphase Pharmaceuticals, Inc. Ms. Henwood holds a B.S. in Biology from Neumann University.

Skills & Qualifications: Ms. Henwood’s expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies, her strong background in pharmaceutical marketing and commercialization, clinical and product development and substantial knowledge of the pharmaceutical industry, her corporate governance experience as a board member of multiple publicly-traded and privately-held companies, as well as her extensive knowledge of our business and history as a founder of our company, contributed to our Board’s conclusion that she should serve as a director of our Company.

Bryan M. Reasons
Age: 51	Committee Memberships: Audit (Chair)
Director Since: 2017	Other Public Directorships: Aclaris Therapeutics, Inc.

Bryan M. Reasons has been a director of the Company since 2017. Mr. Reasons has served as the Chief Financial Officer of Mallinckrodt plc, a global specialty pharmaceutical company, since March 18, 2019. Prior to that, Mr. Reasons served as the Senior Vice President, Finance and Chief Financial Officer of Impax Laboratories, Inc., or Impax, a specialty pharmaceutical company, from December 2012 until its merger with Amneal Pharmaceuticals LLC in May 2018, after which he served as Senior Vice President and, Finance and Chief Financial Officer of the surviving company, Amneal Pharmaceuticals, Inc. until the end of February 2019. He previously served as the Acting Chief Financial Officer of Impax from June 2012 to December 2012 and as the Vice President, Finance of Impax from January 2012 to June 2012. Prior to joining Impax, Mr. Reasons served as Vice President, Finance, from January 2010 to November 2011 and as Vice President, Risk Management and General Auditor, from October 2005 to January 2010 at Cephalon, Inc., or Cephalon, a biopharmaceutical company. Following the acquisition of Cephalon by Teva Pharmaceutical Industries Ltd., a generic pharmaceuticals company, he served as Vice President, Finance of Teva from November 2011 to January 2012. Prior to joining Cephalon, Mr. Reasons held various finance management positions at E.I. Du Pont De Nemours and Company from 2003 to 2005 and served as senior manager at PricewaterhouseCoopers LLP from 1992 to 2003. Mr. Reasons currently serves as a director and chair of the audit committee of Aclaris Therapeutics, Inc., a position he has held since April 2018. Mr. Reasons has a B.S. in accounting from Pennsylvania State University and an M.B.A. from Widener University and is a certified public accountant.

Skills & Qualifications: Mr. Reasons’ extensive experience in the pharmaceutical industry, including his experience in senior leadership positions at a number of large pharmaceutical companies, as well as his expertise in financial and accounting matters, contributed to our Board’s conclusion that he should serve as a director of our Company.

All of the nominees are current directors on our Board and, with the exception of Ms. Henwood, have been determined by our Board to be independent. Our Governance Committee reviewed the qualifications of each of the nominees and recommended to our Board that each nominee be submitted to a vote of our shareholders at the Annual Meeting. The Board approved the Governance Committee’s recommendation on February 27, 2019.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 7

BOARD OF DIRECTORS (continued)

CONTINUING DIRECTORS

CLASS I DIRECTORS —TERMS EXPIRING AT THE 2021 ANNUAL MEETING OF SHAREHOLDERS

Winston J. Churchill
Age: 78	Committee Memberships: Compensation; Nominating and Corporate Governance (Chair)
Director Since: 2008	Other Public Directorships: Innovative Solutions and Support, Inc., Amkor Technology, Inc.

Winston J. Churchill has been a member of our Board since 2008. Since 2007, Mr. Churchill has been a director of the corporate general partner of the common general partner of SCP Vitalife Partners II, L.P. and SCP Vitalife Partners (Israel) II, L.P., collectively referred to herein as SCP Vitalife, which beneficially owns 13.2% of our outstanding stock as of March 15, 2019. He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. Mr. Churchill has also served since 1993 as the President of CIP Capital Management, Inc., the general partner of CIP Capital, L.P., an SBA-licensed private equity fund. Prior to that, Mr. Churchill was a managing partner of Bradford Associates, which managed private equity funds on behalf of Bessemer Securities Corporation and Bessemer Trust Company. From 1967 to 1983, Mr. Churchill practiced law at the Philadelphia firm of Saul Ewing, LLP, where he served as Chairman of the Banking and Financial Institutions Department, Chairman of the Finance Committee and was a member of the Executive Committee. Mr. Churchill is a director of Innovative Solutions and Support, Inc., Amkor Technology, Inc. and various SCP Vitalife portfolio companies and he previously served as a director of Griffin Industrial Realty from April 1997 until May 2016. In addition, he serves as a director on the boards of a number of charities and as a trustee of educational institutions including the Gesu School and Young Scholars Charter School and is a Trustee Fellow of Fordham University. From 1989 to 1993, Mr. Churchill served as Chairman of the Finance Committee of the Pennsylvania Public School Employees’ Retirement System. He was awarded a B.S. in Physics, summa cum laude, from Fordham University followed by an M.A. in Economics from Oxford University, where he studied as a Rhodes Scholar, and a J.D. from Yale Law School.

Skills & Qualifications: Mr. Churchill’s insight into financial and investment matters from his experience in private equity investing in life sciences companies, his financial and corporate governance experience from serving on numerous public and private boards of directors, as well as his long service as a director on our Board, where he gained extensive knowledge of our business and history, contributed to our Board’s conclusion that he should serve as a director of our Company.

Wayne B. Weisman
Age: 63	Committee Memberships: Nominating and Corporate Governance
Director Since: 2008	Other Public Directorships: ReWalk Robotics Ltd.

Wayne B. Weisman has been a member and the chairman of our Board since 2008. Since 2007, Mr. Weisman has been a director of the corporate general partner of the common general partner of SCP Vitalife, which beneficially owns approximately 13.2% of our outstanding stock as of March 15, 2019. He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. He has also led the activities of SCP Private Equity Partners II, L.P., a venture capital fund of which he and Mr. Churchill are principals, in the life sciences area; these activities include investments in the United States and Israel. He has also led several other technology investments for SCP Private Equity Partners II, L.P. He has been a member of the investment committee of the Vitalife Life Sciences funds since their inception in 2002 and has worked closely with these funds since then. Mr. Weisman was a member of the board of directors of CIP Capital, L.P., a small business

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 8

BOARD OF DIRECTORS (continued)

investment company licensed by the U.S. Small Business Administration since its inception in 1991 until 2017. From 1992 to 1994, Mr. Weisman was executive vice president and member of the board of a public drug delivery technology company. In addition, he also operated a management and financial advisory firm focusing on the reorganization and turnaround of troubled companies and began his career practicing reorganization law at a large Philadelphia law firm. Mr. Weisman possesses extensive experience in venture capital investing, particularly in the life sciences area. In addition to being our Chairman, Mr. Weisman serves on the board of directors of ReWalk Robotics Ltd. and on the board of directors for a number of private companies. He is the Vice Chairman of the board of trustees of Young Scholars Charter School,. He is also an advisory board member of the Philadelphia-Israel Chamber of Commerce and Mid-Atlantic Diamond Ventures, the venture forum of Temple University. Mr. Weisman holds a B.A. from the University of Pennsylvania, and a J.D. from the University of Michigan Law School.

Skills & Qualifications: Mr. Weisman’s leadership as a director of various pharmaceutical and healthcare companies, his experience serving on the board of directors of life sciences companies, his insight into the legal issues facing our business, as well as his in-depth knowledge of our business and history as a long time director, contributed to our Board’s conclusion that he should serve as a director of our Company.

CLASS III DIRECTORS —TERMS EXPIRING AT THE 2020 ANNUAL MEETING OF SHAREHOLDERS

Alfred Altomari
Age: 60	Committee Memberships: Audit; Compensation
Director Since: 2014	Other Public Directorships: Agile Therapeutics, Inc.; Insmed Incorporated

Alfred Altomari has been a member of our Board since 2014. Mr. Altomari has served as Chairman, President and Chief Executive Officer of Agile Therapeutics, Inc., or Agile, a specialty pharmaceutical company focused on the development and commercialization of new prescription contraceptive products, since October 2010. Mr. Altomari is also a member of the board of directors of Agile and prior to being named President and Chief Executive Officer, he served as Agile’s Executive Chairman from 2004 to 2010. From 2008 to September 2010, Mr. Altomari also served as a consultant. From 2003 to 2008, Mr. Altomari held multiple senior management positions, including Chief Commercial Officer, Chief Operating Officer, and Chief Executive Officer, at Barrier Therapeutics, Inc., a pharmaceutical company that developed and marketed dermatology products. In 2008, in his role as Chief Executive Officer and as a member of Barrier’s board of directors, Mr. Altomari completed the successful sale of Barrier to Stiefel Laboratories, which was subsequently acquired by GlaxoSmithKline plc. From 1982 to 2003, Mr. Altomari held numerous executive roles in general management, commercial operations, business development, product launch preparation and finance with Johnson & Johnson. Mr. Altomari also serves on the board of directors of Insmed Incorporated. Mr. Altomari received an M.B.A. from Rider University and a B.S. from Drexel University.

Skills & Qualifications: Mr. Altomari’s extensive experience in the pharmaceutical industry, in senior leadership positions at both large and specialty pharmaceutical companies as well as his experience in the development, commercialization and launch of numerous pharmaceutical products, contributed to our Board’s conclusion that he should serve as a director of our Company.

William L. Ashton
Age: 68	Committee Memberships: Compensation
Director Since: 2009	Other Public Directorships: Spectrum Pharmaceuticals, Inc.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 9

BOARD OF DIRECTORS (continued)

William L. Ashton has been a member of our Board since 2009. Since the beginning of 2013, Mr. Ashton has been a principal at Harrison Consulting Group, Inc., a privately-held biopharmaceutical consulting firm. From August 2009 to June 2013, Mr. Ashton was the senior vice president of external affairs reporting to the president and an assistant professor at the University of the Sciences in Philadelphia, Pennsylvania. From August 2005 to August 2009, Mr. Ashton was the founding Dean of the Mayes College of Healthcare Business and Policy. Mr. Ashton has 29 years’ experience in the biopharmaceutical industry. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including vice president of U.S. sales and vice president of commercial and government affairs. Mr. Ashton currently serves on the board of directors of Spectrum Pharmaceuticals, Inc. since February 2018, and previously served on the board of directors of Galena Biopharma, Inc. from April 2013 until January 2018. He is also a member of the board of directors of the Academy of Notre Dame and Loyola University. Mr. Ashton holds a B.S. in Education, from the California University of Pennsylvania and an M.A. in Education, from the University of Pittsburgh.

Skills & Qualifications: Mr. Ashton’s extensive experience with pharmaceutical and biological product commercialization, including developing and leading a commercial sales force, as well as his governance experience as a board member of public and privately-held companies and his reimbursement expertise contributed to our Board’s conclusion that he should serve as a director of our Company.

Dr. Michael Berelowitz
Age: 74	Committee Memberships: Audit; Nominating and Corporate Governance
Director Since: 2014	Other Public Directorships: Kamada Ltd.; Cellect Biotherapeutics Ltd.

Dr. Michael Berelowitz has been a member of our Board since 2014. Since 2011, Dr. Berelowitz has served as a biopharmaceutical consultant. From 2009 to 2011, Dr. Berelowitz was Senior Vice President and Head of Clinical Development and Medical Affairs in the Specialty Care Business Unit at Pfizer, Inc., a pharmaceutical company. From 1996 to 2009, he held various other roles at Pfizer, Inc., beginning as a Medical Director in the Diabetes Clinical Research team and then assuming positions of increasing responsibility. Prior to that, Dr. Berelowitz spent a number of years in academia. Dr. Berelowitz also serves on the board of directors of Kamada Ltd. and Cellect Biotherapeutics Ltd., and he previously served on the board of directors of Oramed Pharmaceuticals Inc. from June 2010 to August 2016. Among his public activities, Dr. Berelowitz has served on the board of directors of the American Diabetes Association and the Clinical Initiatives Committee of the Endocrine Society, and has chaired the Task Force on Research of the New York State Council on Diabetes. He has also served on several editorial boards, including the Journal of Clinical Endocrinology and Metabolism and Endocrinology, Reviews in Endocrine and Metabolic Disorders and Clinical Diabetes. Dr. Berelowitz has authored and co-authored more than 100 peer-reviewed journal articles and book chapters in the areas of pituitary growth hormone regulation, diabetes and metabolic disorders. Dr. Berelowitz holds adjunct appointments as Professor of Medicine in the Divisions of Endocrinology and Metabolism at SUNY – StonyBrook and Mt. Sinai School of Medicine in New York. Dr. Berelowitz holds a MBChB degree from University of Cape Town-School of Medicine.

Skills & Qualifications: Dr. Berelowitz’s years of experience in management roles in the pharmaceutical industry, his experience in overseeing and reviewing clinical trials and drug development, as well as his vast medical and scientific expertise, contributed to our Board’s conclusion that he should serve as a director of our Company.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 10

CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Second Amended and Restated Articles of Incorporation, or Articles, our Bylaws, our Code of Business Conduct and Ethics, or the Code of Conduct, our Corporate Governance Guidelines and the charters of the committees of the Board, or the Committees. Aspects of our governance documents are summarized below. You can find our charters for each Committee of the board and our Code of Conduct on our website www.recropharma.com under “News & Investors—Corporate Governance—Governance Documents.”

BOARD INDEPENDENCE

Our Board has determined all of our directors, except for Ms. Henwood, are “independent” directors, as defined under the rules of the NASDAQ Capital Market, or NASDAQ. In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Our independent directors generally meet in executive session at each regularly scheduled board meeting.

BOARD LEADERSHIP STRUCTURE

The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer, or CEO, and Chairman of the Board. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of the Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of CEO and Chairman of the Board with Ms. Henwood serving as our CEO and Mr. Weisman serving as Chairman of the Board. Our Board believes that the separation of the positions of CEO and Chairman of the Board reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole.

BOARD COMMITTEES

Our Board has established various Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Governance Committee. Each member of our Committees is an independent director as that term is defined by the SEC and NASDAQ. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”

Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities.

RISK MANAGEMENT

The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board actively overseeing management of our risks—both at the Board and Committee level. The risk oversight process includes receiving regular reports from Committees and our executive officers to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations (including cyber-security), finance, legal, regulatory, strategic and reputational risk.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 11

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

The Board focuses on the overall risks affecting us. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility. For example:

•

The Audit Committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology, cybersecurity, human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures.

•

The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company.

•	The Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board.

While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks. Matters of significant strategic risk are considered by our entire Board.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 12

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

EVALUATING BOARD EFFECTIVENESS

The Board is committed to continuous improvement and annual self-evaluations are an important tool for evaluating effectiveness. The Board and each committee conduct a rigorous annual self-evaluation of their performance and effectiveness.

PROCESS BEGINS	EVALUATION	PRESENTATION OF EVALUATION RESULTS	FOLLOW-UP

The Governance Committee initiates and oversees the Board evaluation process, which is conducted in the early part of the calendar year.

Each committee begins an initial evaluation of its own effectiveness.

During the evaluation, the Governance Committee assesses several factors, including:

•  Director independence and qualifications to serve on various Committees; and

•  Committee chair assignments and membership rotations.

The Governance Committee also reviews the effectiveness of the overall evaluation process and considers whether to:

•  incorporate individual director evaluations into the process; or

•  conduct the evaluation through an external third-party provider.

In 2019, the Governance Committee determined that no modifications to the existing process were warranted and to maintain the evaluation process in its current form.

		The results of the Board and Committees’ evaluations are presented, in executive session, at a subsequent Board meeting.	Any results requiring additional consideration are addressed at future Board and Committee meetings, as appropriate.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 13

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

CODE OF CONDUCT

We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

CORPORATE GOVERNANCE GUIDELINES

We have a written set of corporate governance guidelines that are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, the annual evaluations of our Board and its Committees and succession planning. Succession planning for the Board is critical to our success. Our goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of perspectives, experience, expertise and skills. Our corporate governance guidelines are reviewed at least annually by the Governance Committee and amended by our Board when appropriate.

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director (1)	Independence	Board	AC	CC	NCGC
Alfred Altomari	Yes	M	M	M
William Ashton	Yes	M		M
Michael Berelowitz	Yes	M	M		M
Winston Churchill	Yes	M		M	C
Karen Flynn	Yes	M	M	C
Gerri Henwood	No	M
Bryan M. Reasons	Yes	M	C
Wayne Weisman	Yes	C			M
2018 Meetings	N/A	10	5	7	4

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

During 2018, each director attended at least 75% of the meetings of the Board and meetings of each Committee of the Board on which he or she served.

Audit Committee

The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by the Board or the Audit Committee Charter.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 14

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

Among other things, the Audit Committee’s responsibilities include:

•	appointing, retaining, compensating, overseeing, evaluating, and, when appropriate, terminating our independent registered public accounting firm;

•	discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	periodically reviewing policies and procedures with respect to data privacy and security we employ in conducting our business;

•	reviewing with management its assessment of our internal control over financial reporting, disclosure controls and procedures;

•	reviewing our code of business conduct and ethics and recommending any changes to the Board;

•	overseeing our risk assessment and risk management processes;

•	reviewing and ratifying all related party transactions, based on the standards set forth in our Related Party Transactions Policy; and

•	preparing and approving the Audit Committee report required to be included in our annual proxy statement.

The members of our Audit Committee are Mr. Altomari, Dr. Berelowitz, Ms. Flynn and Mr. Reasons (chair). All members of our Audit Committee are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and NASDAQ. Each of Mr. Altomari and Mr. Reasons also qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

Compensation Committee

The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and assures that our executive officers (including our CEO) are compensated effectively in a manner consistent with our strategy, competitive practice and shareholder interests, as well as such other matters as directed by the Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:

•

annually reviewing and recommending to the Board for approval the corporate goals and objectives applicable to the compensation of our CEO and other executive officers and evaluating at least annually our CEO’s and other executive officers’ performance in light of those goals and objectives;

•	annually reviewing and approving our peer group for compensation benchmarking;

•	determining and approving our CEO’s and other executive officers’ compensation level (including salary, cash and equity-based incentive awards and any personal benefits);

•	administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that are adopted by us from time to time;

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 15

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

•	determining stock ownership guidelines for our CEO and other executive officers and monitoring compliance with such guidelines, if deemed advisable by our Board or the Compensation Committee; and

•	overseeing risks and exposures associated with executive compensation plans and arrangements.

Our Compensation Committee has delegated authority to our CEO to grant options or other stock awards, in accordance with guidelines established by our compensation consultant, to our non-executive officers. Our Compensation Committee also has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

Pay Governance, LLC, or Pay Governance, is our executive compensation consultant. Pay Governance reports directly to the Compensation Committee and provides various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. Upon request by the Compensation Committee, a representative of Pay Governance attended Compensation Committee meetings.

Pay Governance does not provide services to us other than its advice to the Compensation Committee on executive and director compensation matters. The Compensation Committee determined Pay Governance to be independent under the NASDAQ and SEC regulations.

Our CEO annually reviews the performance of each of the other executive officers, including the other named executive officers. She then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our CEO’s recommendations in addition to data and recommendations presented by our executive compensation consultant.

The members of our Compensation Committee are Mr. Altomari, Mr. Ashton, Mr. Churchill and Ms. Flynn (chair). The Board has determined that all Compensation Committee members are independent under the listing standards of NASDAQ, and that they are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, or the Code.

Nominating and Corporate Governance Committee

The Governance Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board and to stand for election at the next annual meeting of shareholders, develops and recommends to the Board a set of corporate governance guidelines for the Board and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Nominating and Corporate Governance Charter. Among other things, our Governance Committee’s responsibilities include:

•	developing and submitting to the Board for its adoption a list of selection criteria for new directors to serve on the Board;

•

identifying, reviewing and evaluating candidates, including candidates submitted by shareholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by the Company’s shareholders at each annual meeting of shareholders;

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 16

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

•

developing, recommending, and overseeing the implementation of and monitor compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•

annually recommending to the Board (i) the assignment of directors to serve on each Committee; (ii) the chairperson of each Committee and (iii) the chairperson of the Board or lead independent director, as appropriate;

•

periodically assessing the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs;

•	reviewing the adequacy of the Articles and Bylaws and recommending to the Board, as conditions dictate, amendments for consideration by the shareholders;

•	reviewing any proposals submitted by shareholders for action at the annual meeting of shareholders and make recommendations to the Board regarding action to be taken in response to each proposal; and

•

implementing policies with respect to governance risk oversight, assessment and management of risk associated with the independence of our Board and director nominees, potential conflicts of interest of members of our Board and our executive officers and the effectiveness of the Board and the committees thereof.

The Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members, as described above in the section entitled “Board Structure and Composition.”

The members of our Governance Committee are Dr. Berelowitz, Mr. Churchill (chair) and Mr.  Weisman. The Board has determined that all Governance Committee members are independent under the listing standards of NASDAQ.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2018 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers has served or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or Board.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Our management is responsible for determining whether a transaction

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 17

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

is a related party transaction subject to our policy, and upon subject determination, is responsible for disclosing the material facts concerning the transaction and the related party’s interest in our transaction to our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision or termination of the transaction. All of the transactions described under “Certain Relationships and Related Party Transactions” in this Proxy Statement either were approved or ratified in compliance with this policy.

SHAREHOLDER ENGAGEMENT

Connect

Engaging with investors is fundamental to our commitment to good governance and essential to maintaining strong corporate governance practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

Collaborate

We strive for a collaborative approach to shareholder engagement and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations.

Communicate

Our goal is to communicate with our shareholders through various platforms, including via our website, in print and in person at investor presentations or shareholder meetings. We view communication between our shareholders and the Board as a dialogue.

How to Communicate with our Directors	By mail: The Corporate Secretery, Recro Pharma, Inc. 490 Lapp Road Malvern, PA 19355

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 18

DIRECTOR COMPENSATION

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

COMPENSATION PROGRAM

The table below depicts our compensation program for our non-employee directors:

Compensation Elements – Non-Employee Director Compensation Program

Cash
Annual Cash Retainer	$40,000
Annual Committee Chair Retainer
Audit	$20,000
Compensation	$15,000
Nominating and Corporate
Governance	$9,000
Committee Member Retainer
Audit	$10,000
Compensation	$7,500
Nominating and Corporate
Governance	$5,000
Annual Non-Executive Chairman of the Board Cash Retainer	$30,000

Equity
Initial Equity Grant	20,000 options vesting in three equal annual installments

Annual Equity Retainer	$70,000 in restricted stock units and $65,000 in stock options, each vesting on the first anniversary of the date of grant and granted following the annual meeting of shareholders

Our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and Committee meetings and related activities. Our only employee director, Ms. Henwood, receives no separate compensation for her service in such capacity.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 19

DIRECTOR COMPENSATION (continued)

SUMMARY 2018 COMPENSATION

The following table provides summary information regarding 2018 compensation to our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Total ($)
Alfred Altomari	57,500	64,996	69,992	192,488
William L. Ashton	47,500	64,996	69,992	182,488
Michael Berelowitz	55,000	64,996	69,992	189,988
Winston Churchill	56,500	64,996	69,992	191,488
Karen Flynn	65,000	64,996	69,992	199,988
Bryan M. Reasons	60,000	64,996	69,992	194,988
Wayne B. Weisman	75,000	64,996	69,992	209,988

(1)

Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 16 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K.

As of December 31, 2018, (i) each of Messrs. Altomari, Churchill, and Weisman had stock options to purchase 60,965 shares of common stock, (ii) Mr. Ashton had stock options to purchase 72,965 shares of our common stock, (iii) Dr. Berelowitz had stock options to purchase 53,465 shares of our common stock, (iv) Ms. Flynn had stock options to purchase 38,965 shares of our common stock, and (v) Mr. Reasons had stock options to purchase 28,965 shares of our common stock. In addition, as of December 31, 2018, each of our directors had a restricted stock unit award to acquire 6,183 shares of our common stock.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 20

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee works with our management in order to negotiate appropriate fees with KPMG LLP and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by KPMG LLP in 2018 and 2017.

Service	2018	2017
Audit Fees	$524,500	$546,000
Audit-Related Fees	$50,000	$35,000
Tax Fees	$184,826	$429,369
All Other Fees	—	—
Total	$759,326	$1,010,369

“Audit fees” represented the aggregate fees for professional services rendered for the audit of our financial statements and the review of our quarterly financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits.

“Audit-related fees” primarily consisted of fees related to our Registration Statements on Form S-3 and Form S-8.

“Tax fees” consisted of fees related to tax compliance, tax planning and tax advice.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.

All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2018. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 21

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process.

Management is primarily responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm for the fiscal years 2018, 2017 and 2016, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles.

The Audit Committee and the chairman of the Audit Committee have met with management during fiscal year 2018 to consider the adequacy of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with KPMG LLP. The Audit Committee also discussed with management and KPMG LLP the Company’s disclosure controls and procedures.

The Audit Committee has reviewed and discussed management’s assessment of the effectiveness of the Company’s internal controls and the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 with management. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communication with Audit Committees.” In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and the Audit Committee has discussed with KPMG LLP its independence.

The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Audit Committee

Bryan Reasons (Chairman)

Alfred Altomari

Michael Berelowitz, M.D.

Karen Flynn

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 22

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Gerri Henwood	President, Chief Executive Officer	66
Michael Celano	Chief Operating Officer and Secretary	60
Ryan D. Lake	Chief Financial Officer	41

Gerri Henwood – For biographical information for Gerri Henwood, see “Board of Directors – Continuing Directors.”

Michael Celano has served as our Chief Operating Officer for manufacturing since January 2018, and as our Secretary since March 2018. He previously served as our Chief Financial Officer from July 2016 to December 2017. Prior to that, from May 2015 until June 2016, he was self-employed providing consulting services to healthcare companies. From January 2013 to May 2015, Mr. Celano served as the Chief Financial Officer of DrugScan, Inc., a clinical laboratory services company. He also served as the Chief Financial Officer of Kensey Nash Corporation, a medical device company from 2009 until 2012 when it was successfully sold to Royal DSM. Previously, Mr. Celano served as Chief Financial Officer for BioRexis Pharmaceutical Corporation, a biopharmaceutical company, which was successfully sold to Pfizer. Prior to entering the biopharmaceutical industry, Mr. Celano served as a partner with KPMG LLP, and was co-leader of its National Life Science Practice. Mr. Celano also was co-leader of the Life Science Practice for Arthur Andersen before he joined KPMG. Mr. Celano currently serves as chairman of the board of directors of Orasure Technologies, Inc., a diagnostic and medical device company, a position he has held since April 2018, and has served as a director of Orasure since October 2006. Mr. Celano also served on the Board of Directors of Performance Heath, a consumer health care product manufacturing company from 2015 to 2016 when it was successfully sold to Patterson Medical (a Madison Dearborn company). Mr. Celano holds a B.S. degree in Accounting from St. Joseph’s University.

Ryan D. Lake has served as our Chief Financial Officer since January 2018. He had previously served as our Senior Vice President of Finance and Chief Accounting Officer since June 2017. Prior to joining us, Mr. Lake served as Chief Financial Officer and Vice President of Finance of Aspire Bariatrics, Inc., a privately-held, commercial-stage, medical device company from July 2015 to May 2017. From 2012 to 2015, Mr. Lake held executive management and senior finance positions, including Director of the Natural Materials Division, Controller and Senior Director of Finance, at DSM Biomedical (successor to Kensey Nash Corporation after its acquisition in 2012), a division of Royal DSM (listed on Euronext Amsterdam), a global science-based company active in health, nutrition and materials. From 2002 to 2012, Mr. Lake held various senior financial positions of increasing responsibility, most notably Senior Director of Finance and Interim Chief Financial Officer, with Kensey Nash Corporation, a medical device company. Earlier in his career, Mr. Lake worked at Deloitte & Touche, LLP. Mr. Lake has a B.S. degree in Accounting from West Chester University of Pennsylvania and is a certified public accountant and chartered global management accountant.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 23

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers named in the “Summary Compensation Table” below. In 2018, our named executive officers were Gerri Henwood, our President and CEO; Michael Celano, our Chief Operating Officer; and Ryan Lake, our Chief Financial Officer.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers during the fiscal years ended December 31, 2018 and December 31, 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(2)	Stock Awards ($)(3)(7)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Gerri Henwood	2018	598,662	—	183,600	1,008,000	600,000	37,172	2,427,434
President and Chief Executive Officer	2017	530,153	63,508	318,092	374,563	762,569	36,220	2,085,105
Michael Celano	2018	415,261	—	84,925	403,200	240,000	45,488	1,188,874
Chief Operating Officer(5)	2017	362,124	28,910	144,850	231,628	188,666	22,719	978,897
Ryan Lake	2018	309,231	—	63,240	231,840	138,000	41,823	784,134
Chief Financial Officer (6)	—	—	—	—	—	—	—	—

(1)	Reflects discretionary bonus amounts paid for performance in excess of corporate and individual objectives under our annual performance cash bonus plan.

(2)	The amounts represent annual performance cash bonuses earned in 2018 and 2017 and paid in the following year.

(3)

Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 16 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K.

(4)	These amounts consist of 401(k) matching contributions, the cost of medical benefits and life and disability insurance premiums.

(5)	Mr. Celano served as Chief Financial Officer until January 3, 2018, upon when he was appointed Chief Operating Officer.

(6)	Mr. Lake served as Senior Vice President of Finance and Chief Accounting Officer until January 3, 2018 upon when he was appointed Chief Financial Officer.

(7)

The 2018 amounts reflect both time-based and performance-based restricted stock awards, of which certain performance-based awards were forfeited and canceled due to unmet 2018 performance criteria. Refer to the Outstanding Equity Awards at Fiscal Year-End for 2018 table for more information.

Non-Equity Incentive Plan Compensation

Each of our named executive officers are eligible to receive an annual performance cash bonus based on the achievement of pre-established corporate and individual objectives as determined by our Board and our

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 24

EXECUTIVE COMPENSATION (continued)

Compensation Committee, in consultation with Pay Governance and upon review of the recommendations of our CEO for our other named executive officers. Each officer is assigned a target bonus expressed as a percentage of his or her base salary. Actual bonus payments may be higher or lower than the target bonus amount, as determined by our Board or Compensation Committee, based on the achievement of corporate and individual objectives. The target bonus amounts in 2017 Ms. Henwood, Mr. Celano and Mr. Lake were 60%, 40% and 35%, respectively. The target bonus amounts in 2018 Ms. Henwood, Mr. Celano and Mr. Lake were 60%, 40% and 40%, respectively.

In determining the amount of performance bonus awards, our Compensation Committee determines the level of achievement of the corporate goals and individual goals for each year. In determining the level of achievement for our other named executive officers, our Compensation Committee reviews and considers the recommendations of our CEO. These achievement levels are used to determine each named executive officer’s bonus.

Actual bonus amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. To the extent that our Board or Compensation Committee determined that our named executive officers exceeded their respective corporate and individual performance goals, such amounts awarded in excess of the target bonus amounts are reflected in the “Bonus” column of the Summary Compensation Table above.

Equity Compensation

We award equity compensation to our named executive officers based on their performance in the form of time- vesting stock options and time- and performance-vested restricted stock units. We determine our equity award guidelines based on information and recommendations provided by our compensation consultant. With respect to our named executive officers other than our CEO, we also utilize recommendations provided by our CEO. In determining the amount of awards, we generally do not consider an employee’s current equity ownership in our common stock or the prior awards that are fully vested. Rather, we evaluate each employee’s awards based on the recommendations received from our compensation consultants and CEO and reference to other competitive market factors in our industry.

Our stock option awards typically vest over a four-year period subject to the continued service of the employee with us. Shares subject to the options typically vest in 48 equal monthly installments, beginning one month from the date of grant. Our time-based restricted stock unit awards typically vest in equal annual installments over a four-year period subject to the continued service of the employee with us. Our performance-based restricted stock unit awards include vesting criteria relating to the achievement of certain development, commercialization and financial goals. We believe these vesting arrangements encourage our named executive officers to continue service with us for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 25

EXECUTIVE COMPENSATION (continued)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2018

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2018:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of time-based vesting shares or units of stock that have not vested (#)(1)	Market value of time-based vesting shares or units of stock that have not vested ($)(2)	Number of performance -based vesting shares or units of stock that have not vested (#)	Market value of performance- based vesting shares or units of stock that have not vested ($)(2)
Gerri Henwood	60,000	—	8.00	03/11/2024
	40,000	—	7.00	04/07/2024
	123,500	—	2.47	12/16/2024
	123,500	—	2.47	12/16/2024
	78,975	26,325(3)	8.41	12/15/2025
	105,300	—	7.86	12/01/2026
	69,335	75,365(3)	7.33	01/17/2027
	22,917	77,083(3)	9.04	01/01/2028
					15,000	106,500
					50,000	355,000
							50,000(5)	355,000
Michael Celano	84,583	55,417(4)	8.22	07/04/2026
	17,154	18,646(3)	7.33	01/17/2027
	9,167	30,833(3)	9.04	01/01/2028
					19,200	136,320
					20,000	142,000
							20,000(5)	142,000
Ryan D. Lake	24,375	40,625(4)	7.58	06/04/2027
	5,271	17,729(3)	9.04	01/01/2028
					7,500	53,250
					11,500	81,650
							11,500(6)	81,650

(1)	The restricted stock units vest in four equal annual installments beginning on the date that is one year from the date of grant, subject to continued employment with us.

(2)	The market value is based on the closing stock price of $7.10 on December 31, 2018 (the last trading date in the 2018 fiscal year).

(3)	The stock option vests in equal monthly installments over 48 months, beginning on the date that is one month from the date of grant, subject to continued employment with us.

(4)

The stock option vests in equal monthly installments over 48 months, beginning on the date that is one month from the date of grant, subject to continued employment with us. The stock option is an inducement grant under NASDAQ listing rule 5635(c)(4).

(5)	The vesting of the performance-based restricted stock units was based upon meeting certain 2018 performance criteria, subject to continued employment with us. All of such performance-based

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 26

EXECUTIVE COMPENSATION (continued)

restricted stock units were forfeited and canceled based on failure to meet the 2018 performance goals. The performance-based restricted stock units are shown here at the target level of performance.

(6)

The vesting of the performance-based restricted stock units was based upon meeting certain 2018 performance criteria, subject to continued employment with us. 5,750 of such performance-based restricted stock units vested in January 2019 upon determination of the Compensation Committee that certain of such performance criteria were met. The performance-based restricted stock units are shown here at the target level of performance.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of our named executive officers.

The employment agreements provide for annual base salaries for each of our named executive officers, subject to adjustment from time to time, in the discretion of our Board and Compensation Committee. In January 2018, the Board approved the following base salaries for our named executive officers: $600,000 for Ms. Henwood, $416,300 for Mr. Celano, and $310,000 for Mr. Lake. In addition to base salaries, the employment agreements provide that each of our named executive officers is eligible to participate in our company’s incentive bonus program. Our Board and our Compensation Committee consider a cash bonus opportunity each year for our named executive officers and potential target cash bonuses to Ms. Henwood, Mr. Celano, and Mr. Lake. Messrs. Celano and Lake each have a prescribed target bonus under their employment agreements of 40% and 35% of base salary, respectively. For 2018, the Board and our Compensation Committee established target bonuses of 60%, 40%, and 40% of base salary, respectively, for Ms. Henwood, Mr. Celano, and Mr. Lake, with actual payment dependent upon performance factors.

Each of the employment agreements is for an initial term of one year and automatically renews for one-year periods, unless terminated by either party by delivery of 30 days written notice to the other party. Pursuant to each of the employment agreements, if we terminate one of our named executive officer’s employment without cause (as defined below) or such named executive officer resigns for certain reasons described below within 12 months of a change of control (as defined below), such named executive officer will be entitled to receive:

(i) such executive officer’s base salary and health insurance benefits, at our expense, for a period of 12 months following the date of termination;

(ii) with respect to Mr. Celano and Mr. Lake, any accrued but unused vacation and paid time off, any earned but unpaid bonus, reimbursement of any proper business expenses as of the date of termination and with respect to Ms. Henwood reimbursement of any proper business expenses as of the date of termination (referred to as the Accrued Benefits);

(iii) with respect to Mr. Celano and Mr. Lake, a pro-rata annual bonus in respect of the fiscal year in which the effective date of termination occurs, with such annual bonus (if any) paid at the same time it would have otherwise been paid absent the executive officer’s termination of employment; and

(iv) with respect to Mr. Celano and Mr. Lake, outplacement services for a period of 12 months following the date of termination, which shall not exceed $25,000.

If a named executive officer’s employment is terminated as a result of such named executive officer’s disability or death, such named executive officer or such named executive officer’s estate will be entitled to receive:

(i) such executive officer’s base salary and health insurance benefits, at our expense, for a period of 6 months following the date of termination, with respect to Mr. Celano and Mr. Lake, and for a period of 12 months following the date of termination, with respect to Ms. Henwood;

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 27

EXECUTIVE COMPENSATION (continued)

(ii) the Accrued Benefits; and

(iii) with respect to Mr. Celano and Mr. Lake, a pro-rata target bonus in respect of the fiscal year in which the effective date of termination occurs, with such annual bonus (if any) paid within 30 days of termination.

If the severance and other benefits provided in a named executive officer’s employment agreement or otherwise payable to a named executive officer would be subject to excise tax under Section 280(G) of the Code, then the named executive officer’s severance benefits will be either delivered in full or delivered as to such lesser extent that would result in no portion of the severance benefits being subject to such excise tax, whichever results in the receipt by the named executive officer on an after-tax basis of the greatest portion of such total severance and other benefits.

For purposes of the employment agreements, “cause” generally means an named executive officer’s (1) commission of an act of fraud or dishonesty against us; (2) failure to substantially perform his or her duties or material violation of the employment agreement, which failure or violation continues for 30 days or more following written notice to such named executive officer; (3) loss of any permit, license, accreditation or other authorization necessary for such named executive officer to perform his or her duties; (4) conviction of a felony or a plea of “no contest” to a felony; or (5) conduct that is likely, in the judgment of our Board, to materially adversely affect our reputation; with regard to each of Mr. Celano and Mr. Lake, his employment agreement requires his conduct under item (2) above to be willful, and for his conduct to continue for five days or more following written notice by us of the conduct under item (5) above.

For purposes of the employment agreements, a “change of control” shall be deemed to have occurred upon the happening of any of the following events: (1) the consummation by us of a plan of dissolution or liquidation; (2) the consummation of the sale or disposition of all or substantially all of our assets; (3) the consummation by us of a merger, consolidation or other shareholder-approved fundamental business transaction in which we are a participant with another entity where our shareholders, immediately prior to the referenced transaction, will not beneficially own, immediately after the referenced transaction, shares or other equity interests entitling such shareholders to more than 50% of all votes to which all equity holders of the surviving entity would be entitled in the election of directors; (4) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), (other than (A) we or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by us or any of its subsidiaries or (B) any person who, on the date the Plan is effective, is the beneficial owner of our outstanding securities), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of our outstanding shares of the common stock; or (5) the first day after the date hereof when directors are elected such that a majority of the Board shall have been members of the Board for less than twenty-four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty-four (24) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period. A named executive officer will receive the payments and benefits described above if they terminate within 12 months of a change of control and during such twelve-month period we and/or our successor: (1) materially and adversely change such named executive officer’s status, responsibilities or perquisites, subject to a 30 day cure period; (2) with regard to Mr. Celano and Mr. Lake, reduce such named executive officer’s base salary except as part of an across the board decrease in which such executive officer’s reduction is not more than any other executive officer; or (3) require such officer to be principally based at any office or location more than 50 miles from such named executive officer’s principal office prior to the change of control.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 28

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2018, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

EMPLOYMENT OF CERTAIN RELATED PERSONS

Mr. Chris Sharr, Ms. Henwood’s brother, has been our Vice President, Manufacturing since January 2017. Mr. Sharr earned $582,841 in total compensation in 2018, including base salary, bonus, equity compensation, which is determined in accordance with ASC 718, and any other compensation. The assumptions made in the valuation of Mr. Sharr’s equity compensation are included in Note 16 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K. Mr. Sharr’s compensation was approved by our Compensation Committee and Audit Committee.

Ms. Suzanne Sharr, Ms. Henwood’s sister-in-law, has been our Senior Director of Human Resources since January 2017. Ms. Sharr earned $419,972 in total compensation in 2018, including base salary, bonus, equity compensation, which is determined in accordance with ASC 718, and any other compensation. The assumptions made in the valuation of Ms. Sharr’s equity compensation are included in Note 16 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K. Ms. Sharr’s compensation was approved by our Compensation Committee and Audit Committee.

Ms. Diane Myers, Ms. Henwood’s sister, has been our Senior Vice President, Regulatory and Quality since 2007. Ms. Myers earned $756,284 in total compensation in 2018, including base salary, bonus, equity compensation, which is determined in accordance with ASC 718, and any other compensation. The assumptions made in the valuation of Ms. Myers’ equity compensation are included in Note 16 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K. Ms. Myers’ compensation was approved by our Compensation Committee and Audit Committee.

Each of Ms. Myers, Ms. Sharr and Mr. Sharr participates in our general welfare and benefit plans. Ms. Henwood does not have a material interest in the employment of Ms. Myers, Ms. Sharr or Mr. Sharr, nor does she share a household with any of them.

Our Compensation Committee and Audit Committee approve the compensation of all related persons.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 15, 2019 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each named executive officer identified in the Summary Compensation Table above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The percentage of common stock outstanding is based on 21,990,735 shares of our common stock outstanding as of March 15, 2019. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of March 15, 2019 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.

	Shares Beneficially Owned

Name of Beneficial Owner	Number of Shares	Percentage

5% or Greater Shareholders

SCP Vitalife Partners II, L.P.(1) 1200 Liberty Ridge Drive Suite 300 Wayne, PA 19087	2,172,900	9.9%

SCP Vitalife Partners (Israel) II, L.P.(1) 32B Habarzel St. Ramat Hachayal Tel Aviv 69710 Israel	726,055	3.3%

Broadfin Capital, LLC(2) 300 Park Avenue New York, NY 10022	2,048,025	9.3%

Newtyn Management, LLC(3) 405 Park Avenue, Suite 1104, New York, New York 10022	1,600,000	7.3%

Blackrock, Inc.(4) 55 East 52nd Street New York, NY 10055	1,154,815	5.3%

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

	Shares Beneficially Owned

Name of Beneficial Owner	Number of Shares	Percentage

Named Executive Officers and Directors

Gerri Henwood(5)	812,779	3.7%

Michael Celano(6)	153,248	*

Ryan Lake(7)	50,829	*

Alfred Altomari(8)	81,922	*

William L. Ashton(9)	92,422	*

Michael Berelowitz(10)	72,922	*

Winston J. Churchill(11)(12)	2,979,377	13.5%

Karen Flynn(13)	59,222	*

Bryan M. Reasons(14)	37,329	*

Wayne Weisman(15)	2,986,377	13.6%

All executive officers and directors as a group (10 persons)(16)	4,427,472	20.1%

*	Less than 1%

(1)

Based upon information set forth in the Schedule 13D filed on March 21, 2014 and information set forth in Form 4s filed through March 15, 2019 by SCP Vitalife Partners II, L.P., or SCP Vitalife Partners, SCP Vitalife Partners (Israel) II, L.P., or SCP Vitalife Israel, SCP Vitalife II Associates, L.P., or SCP Vitalife Associates, SCP Vitalife II GP, LTD (SCP Vitalife GP), Winston J. Churchill, Jeffrey Dykan, and Wayne B. Weisman. SCP Vitalife Partners beneficially owns 2,172,900 shares of common stock and SCP Vitalife Israel beneficially owns 726,055 shares of common stock. As the general partner of SCP Vitalife Partners and SCP Vitalife Israel, SCP Vitalife Associates may be deemed to beneficially own 2,898,955 shares of common stock. As the general partner of SCP Vitalife Associates, SCP Vitalife GP may be deemed to beneficially own 2,898,955 shares of common stock. As directors of SCP Vitalife GP, Messrs. Churchill, Dykan and Weisman may be deemed to beneficially own 2,898,955 shares of common stock. SCP Vitalife Partners shares dispositive and voting power with respect to the 2,172,900 shares of common stock owned. SCP Vitalife Israel shares dispositive and voting power with respect to the 726,055 shares of common stock owned. SCP Vitalife Associates, SCP Vitalife GP, Messrs. Churchill, Dykan and Weisman have shared dispositive and voting power with respect to the aggregate 2,898,955 shares of common stock owned by SCP Vitalife Partners and SCP Vitalife Israel.

(2)

Based upon information set forth in the Schedule 13G/A and Form 4s filed on May 24, 2018 by Broadfin, Broadfin Healthcare Master Fund, Ltd., or Master Fund, and Kevin Kotler. Broadfin, Master Fund and Mr. Kotler have shared voting and dispositive power over 2,048,025 shares of common stock. Broadfin and Mr. Kotler each disclaim beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

(3)

Based upon information set forth in the Schedule 13G filed on February 14, 2019, by Newtyn Management LLC. Newtyn Management, LLC is the investment manager to Newtyn Partners, LP, or NP, and Newtyn TE Partners, LP, or NTE. Newtyn Management LLC., as the investment manager to NP and NTE, has sole power to direct the vote and the sole power to direct the disposition of the 1,600,000 shares of common stock held in the aggregate by NP and NTE.

(4)

Based upon information set forth in the Schedule 13G filed on February 8, 2019, by BlackRock, Inc., BlackRock Advisors LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC.

(5)

Ms. Henwood holds (i) 146,083 shares of our common stock, including 50,000 shares of our common stock held by Ms. Henwood’s husband, Thomas Henwood, and (ii) stock options to purchase 666,696 shares of our common stock that may be exercised within 60 days of March 15, 2019. As spouses, Mr. and Ms. Henwood may be deemed to beneficially own the shares of our common stock that are held by the other spouse. Mr. and Ms. Henwood disclaim beneficial ownership of the shares of our common stock that are held by the other spouse.

(6)

Mr. Celano holds 16,391 shares of our common stock and stock options to purchase 136,857 shares of our common stock that may be exercised within 60 days of March 15, 2019. Of these options, stock options to purchase 99,167 shares of our common stock were not granted pursuant to any of our equity compensation plans and were granted as an inducement grant pursuant to NASDAQ listing rule 5635(c)(4).

(7)

Mr. Lake holds 8,266 shares of our common stock and stock options to purchase 42,563 shares of our common stock that may be exercised within 60 days of March 15, 2019. Of these options, stock options to purchase 31,146 shares of our common stock were not granted pursuant to any of our equity compensation plans and were granted as an inducement grant pursuant to NASDAQ listing rule 5635(c)(4).

(8)

Mr. Altomari holds 14,774 shares of our common stock, stock options to purchase 60,965 shares of our common stock that may be exercised within 60 days of March 15, 2019 and restricted stock units covering 6,183 shares of our common stock that may vest and be settled within 60 days of March 15, 2019.

(9)

Mr. Ashton holds 13,274 shares of our common stock, stock options to purchase 72,965 shares of our common stock that may be exercised within 60 days of March 15,2019 and restricted stock units covering 6,183 shares of our common stock that may vest and be settled within 60 days of March 15, 2019.

(10)

Dr. Berelowitz holds 13,274 shares of our common stock, stock options to purchase 53,465 shares of our common stock that may be exercised within 60 days of March 15, 2019 and restricted stock units covering 6,183 shares of our common stock that may vest and be settled within 60 days of March 15, 2019.

(11)

Mr. Churchill holds 13,274 shares of our common stock, stock options to purchase 60,965 shares of our common stock that may be exercised within 60 days of March 15, 2019 and restricted stock units covering 6,183 shares of our common stock that may vest and be settled within 60 days of March 15, 2019. Mr. Churchill has shared voting and investment power with respect to 2,898,955 shares of our common stock that are held by SCP Vitalife, of which he is a partner.

(12)	Mr. Churchill disclaims beneficial ownership of 83,664 shares of our common stock that are held by the SharbaughTrust for the benefit of his son.

(13)

Ms. Flynn holds 14,074 shares of our common stock, stock options to purchase 38,965 shares of our common stock that may be exercised within 60 days of March 15, 2019 and restricted stock units covering 6,183 shares of our common stock that may vest and be settled within 60 days of March 15, 2019.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

(14)

Mr. Reasons holds 8,849 shares of our common stock, stock options to purchase 22,297 shares of our common stock that may be exercised within 60 days of March 15, 2019 and restricted stock units covering 6,183 shares of our common stock that may vest and be settled within 60 days of March 15, 2019.

(15)

Mr. Weisman holds 20,274 shares of our common stock, stock options to purchase 60,965 shares of our common stock that may be exercised within 60 days of March 15, 2019 and restricted stock units covering 6,183 shares of our common stock that may vest and be settled within 60 days of March 15, 2019. Mr. Weisman has shared voting and investment power with respect to 2,898,955 shares of our common stock that are held by SCP Vitalife, of which he is a partner.

(16)

Includes stock options to purchase 1,216,703 shares of our common stock that may be exercised within 60 days of March 15, 2019 and restricted stock units covering 43,281 shares of our common stock that may vest and be settled within 60 days of March 15, 2019.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the Company’s records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the 2018 fiscal year.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 33

ITEMS TO BE VOTED ON

ITEM 1: ELECTION OF CLASS II DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2022

At the Annual Meeting, our shareholders will vote on the election of three Class II director nominees named in this Proxy Statement as directors, each to serve until our 2022 Annual Meeting of Shareholders and until their respective successors are elected and qualified. Our Board has unanimously nominated Gerri Henwood, Karen Flynn and Bryan M. Reasons for election to our Board at the Annual Meeting.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

OUR BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR THE ELECTION OF GERRI HENWOOD, KAREN FLYNN AND BRYAN M. REASONS.	✓

ITEM 2: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

The Audit Committee of the Board has appointed and engaged KPMG LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the 2019 fiscal year, and to perform audit-related services. KPMG LLP has served as our independent registered public accounting firm since 2009.

Shareholders are hereby asked to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year.

The Audit Committee is solely responsible for selecting our independent auditors. Although shareholder ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek shareholders ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.	✓

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 34

OTHER INFORMATION

OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the shareholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this proxy statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

In order to be considered for inclusion in the proxy statement for our 2020 Annual Meeting of Shareholders, shareholder proposals must be received by us no later than November 22, 2019. If we change the date of the 2020 Annual Meeting of Shareholders by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals must be received a reasonable time before we begin to make available the proxy materials for the 2020 Annual Meeting in order to be considered for inclusion in our Proxy Statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the shareholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

Alternatively, shareholders intending to present a proposal or nominate a director for election at next year’s Annual Meeting of Shareholders without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 150th day, and no later than the close of business on the 120th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2020 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal or nomination no earlier than December 11, 2019 and no later than the close of business on January 10, 2020. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the shareholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

Shareholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from shareholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

AVAILABILITY OF MATERIALS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 35

OTHER INFORMATION (continued)

about us, which is incorporated by reference herein. It is available on the internet at www.recropharma.com and is available in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our common stock without charge upon written request to Chief Financial Officer, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355. In addition, it is available to beneficial and record holders of our common stock at www.proxyvote.com.

Notice of Annual Meeting of Shareholders and 2019 Proxy Statement | 36

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. C/O Broadridge P.O. Box 1342 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS Brentwood, NY 11717 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors    Nominees For Against Abstain 01 Gerri Henwood    0 0 0 02 Karen Flynn    0 0 0 03 Bryan M. Reasons    0 0 0 The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2    Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2019    0 0 0    fiscal year. NOTE: Such other business as may properly come before the annual meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com RECRO PHARMA, INC. 2019 Annual Meeting of Shareholders May 9, 2019—9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Gerri Henwood and Ryan Lake, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RECRO PHARMA, INC. that the undersigned is entitled to vote at the 2019 Annual Meeting of shareholders to be held at 09:00 AM, EDT, on May 9, 2019 at Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn, PA 19312, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. R1.0.1.18 _ 2 0000410033 Continued and to be signed on reverse side